                                                                   EXHIBIT 10.13

                          CONSENT AND NINTH AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT


     THIS CONSENT AND NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 31, 1997, is made by and among HARRY'S FARMERS MARKET, INC., a Georgia corporation (the "Company"), CREDITANSTALT-BANKVEREIN, a banking company organized under the laws of Austria (the "Lender"), and CREDITANSTALT-BANKVEREIN, as successor Agent (the "Agent").

     The Lender, NationsBank, N.A. (South), formerly known as NationsBank of Georgia, National Association ("NationsBank"), the Agent and the Company entered into the Amended and Restated Credit Agreement dated as of December 30, 1994 (as amended, the "Credit Agreement") pursuant to which the Lender and NationsBank provided certain credit facilities to the Company.

     The Company and HFMI Acquisition Corporation, a Delaware corporation ("Newco"), have entered into that certain Transaction Agreement (the "Transaction Agreement"), pursuant to which the Company and Newco have agreed to enter into certain transactions.

     Pursuant to the terms of the Transaction Agreement, the Company and Newco have entered into that Secured Loan Agreement (the "Newco Loan Agreement"; the Newco Loan Agreement and the transactions contemplated therein, including the grant of the Option (defined below), are collectively referred to as the "Loan Transactions"), pursuant to which Newco has agreed to lend to the Company up to $20,000,000 (the "Subordinated Loans"), subject to those terms and conditions set forth in the Newco Loan Agreement. In addition, pursuant to the Newco Loan Agreement, the Company has granted Newco an option (the "Option") to acquire 500,000 shares of Series B Convertible Preferred Stock, $.01 par value, of the Company (the "Series B Preferred Stock").

     Pursuant to the terms of the Transaction Agreement, the Company has sold and issued to Newco warrants to purchase up to 2,000,000 shares of Class A Common Stock of the Company (the "Class A Common Stock"), the terms and conditions of which are set forth in that warrant attached as Exhibit C to the Transaction Agreement (the "Newco Warrant") (the issuance and sale of the Newco Warrant and the issuance of Class A Common Stock upon exercise thereof are herein sometimes collectively referred to as the "Newco Warrant Transactions").

     Pursuant to a Trust Agreement (the "Trust Agreement"), the Company and Wilmington Trust Company, a Delaware banking corporation ("Trustee"), have established a trust (the "Trust"). Pursuant to a Transfer Agreement among the Company, Newco, and the Trust (the "Transfer Agreement"), the Company has transferred certain intellectual property of the Company to the Trust and the

Trust has issued to the Company beneficial interests in the Trust, together with corresponding irrevocable, exclusive, perpetual licenses to the related intellectual property. Pursuant to an Acquisition Agreement entered into between the Company and Newco (the "Acquisition Agreement"), the Company has sold and transferred to Newco certain beneficial interests in the Trust and to retain certain beneficial interests in the Trust, and the Trust has granted certain licenses to Newco and the Company (the transactions contemplated by the Trust Agreement, the Transfer Agreement, and the Acquisition Agreement, and all related documents, are herein sometimes collectively referred to as the "Intellectual Property Transactions").

     In connection with the foregoing transactions, the Company has used $13,016,086.48 of the proceeds from the Subordinated Loans and the consideration from the Intellectual Property Transactions and the Newco Warrant Transactions to repay in full all of the Obligations owing under the Credit Documents to NationsBank.

     NationsBank has assigned to the Lender all of its Revolving Credit Commitment and interest in the Revolving Credit Loans. NationsBank has resigned as Agent under the Credit Agreement, and Creditanstalt-Bankverein has been appointed successor Agent.

     In addition, the Company has designated a new class of Series AA Preferred Stock, no par value (the "AA Preferred Stock"), and exchanged 1,222,221 shares of AA Preferred Stock for all of the issued and outstanding shares of Series A Preferred Stock of the Company, and amended the various agreements between Fleming and the Investors (as defined in the Credit Agreement), including the Stockholders' Agreement and the Share and Warrant Purchase Agreements (the transactions contemplated in connection with the AA Preferred Stock are collectively referred to as the "Preferred Exchange").

     The parties now desire to amend the Credit Agreement to, among other things: (a) provide for the consummation of the transactions set forth in the Transaction Agreement including without limitation the Loan Transactions, the Newco Warrant Transactions, the Intellectual Property Transactions, and all other transactions contemplated therein and thereby; and (b) amend certain provision of the Credit Agreement, including certain negative covenants and certain financial covenants.

     In addition, the Company has requested that the Lender (a) consent to the Preferred Exchange and the transactions contemplated in the Transaction Agreement, including without limitation, the Loan Transactions, the Newco Warrant Transactions, the Intellectual Property Transactions, and the transactions contemplated therein and thereby, (b) amend certain provisions of the Warrant Agreement, and (c) waive any adjustments to the number of Warrant Shares (as defined in the Warrant) for which the Warrants may be purchased that may arise as a result of the transactions contemplated in the Transaction Agreement, including without limitation, the Loan Transactions, the Newco Warrant Transactions, the Intellectual Property Transactions, and all transactions contemplated therein and thereby.

     Section 1.  Consent and Waiver.
                 ------------------

     (a) The Agent and the Lender hereby expressly consent to the consummation of the Preferred Exchange and the consummation of the transactions contemplated by the Transaction Agreement, including without limitation, the Loan

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Transactions, the Newco Warrant Transactions, the Intellectual Property
Transactions, and all other transactions contemplated therein and thereby and hereby expressly waive any and all Defaults and Events of Default arising as a result of any violation of any covenants set forth in the Credit Agreement caused by the Loan Transactions, the Newco Warrant Transactions, the Intellectual Property Transactions, or the Preferred Exchange.

     (b) The Agent, as the Secured Party under the Collateral Assignment, hereby waives the provision of Section 3 of the Collateral Assignment and agrees to terminate the Collateral Assignment and execute and deliver to the Company, at the Company's sole cost and expense, all termination statements and other instruments as the Company may reasonably request to terminate the Agent's security interest in, and conditional assignment of, the Trademark Collateral (as defined in the Collateral Assignment).

     Section 2.  Amendment of Credit Agreement.
                 -----------------------------

     (a) The Credit Agreement is hereby amended by inserting in the proper alphabetic order in Section 1.1 thereof, the following definitions:

         "Acquisition Agreement" shall mean that Acquisition Agreement dated
          ---------------------
January 31, 1997 between the Company and Newco.

         "Intercreditor Agreement" shall mean the Intercreditor Agreement dated
          -----------------------
January 31, 1997 between Newco and the Agent, as amended, modified or supplemented from time to time.

         "Newco" shall mean HFMI Acquisition Corporation, a Delaware
          -----
corporation, together with its successors and assigns.

         "Newco Loan Agreement" shall mean the Secured Loan Agreement dated
          --------------------
January 31, 1997 between Newco and the Company, as amended, modified or supplemented from time to time.

         "Newco Warrant" shall mean a warrant dated January 31, 1997 issued to
          -------------
Newco to acquire 2,000,000 shares of the Company's Class A Common Stock, subject to adjustment as set forth therein.

         "Ninth Amendment" shall mean the Consent and Ninth Amendment to
          ---------------
Amended and Restated Credit Agreement dated January 31, 1997 among the Company, the Lenders and the Agent.

         "Pledge Agreements" shall mean the Pledge Agreements between the
          -----------------
Company and the Agent, pursuant to which the Company pledges to the Agent for the benefit of the Lenders all of the outstanding stock of Karalea,

Marthasville, Newco and RPI owned by the Company and all beneficial interests of the Company in the Trust.

          "Preferred Stock Exchange Agreement" shall mean the Preferred Stock
           ----------------------------------
Exchange Agreement, dated as of January 31, 1997, among the Company and the Investors.

          "Series B Preferred Stock" shall mean the Company's Series B
           ------------------------
Convertible Preferred Stock, $.01 par value.

          "Subordinated Loans" means those loans to be made by Newco to the
           ------------------
Company from time to time pursuant to the terms and conditions set forth in the Newco Loan Agreement.

          "Transaction Agreement" shall mean the Transaction Agreement dated
           ---------------------
January 31, 1997 between the Company and Newco, as amended, modified or supplemented from time to time.

          "Transfer Agreement" shall mean the Transfer Agreement dated January
           ------------------
31, 1997 among the Company, Newco and the Trust, as amended, modified or supplemented from time to time.

          "Trust" means that trust established as a trust pursuant to the
           -----
Delaware Business Trust Act, as amended, pursuant to the Trust Agreement.

          "Trust Agreement" shall mean that Trust Agreement dated January 31,
           ---------------
1997 between the Company and the Trustee, as amended, modified or supplemented from time to time.

          "Trustee" shall mean Wilmington Trust Company, a Delaware banking
           -------
corporation, and any successor Trustee.

          (b) The Credit Agreement is hereby further amended by deleting the definition of "Additional Letters of Credit" Section 1.1 and inserting in lieu thereof the following:

          "Additional Letters of Credit" shall mean those letters of credit
           ----------------------------
issued from time to time by Creditanstalt-Bankverein for the account of the Company pursuant to the terms of a reimbursement agreement acceptable to Creditanstalt-Bankverein.

          (c) The Credit Agreement is hereby further amended by adding the following proviso to the end of the definition of "Affiliate" in Section 1.1:

     "; provided, that for purposes hereof, the existence of the Newco Loan Agreement, the Option (prior to the exercise thereof), the Newco Warrant (prior to the exercise thereof), the Newco License (as defined in the Trust Agreement) between the Company and Newco, and the Consulting Services Agreement (as defined in the Transaction Agreement) shall not, by themselves or collectively, evidence that Newco is controlled by the Company or that the Company is an Affiliate of Newco."

     (d) The Credit Agreement is hereby further amended by deleting the definition of "Investor Warrant" in Section 1.1 and inserting in lieu thereof the following:

         "Investor Warrant" shall mean one of the Warrants, as such term is
          ----------------
defined in the Preferred Stock Exchange Agreement, to purchase in the aggregate 412,500 shares of the Company's Class A Common Stock.

     (e) The Credit Agreement is hereby further amended by deleting the definition of "Maturity Date" in Section 1.1 and inserting in lieu thereof the following:

          "Maturity Date" shall mean January 29, 2000."
           -------------

      (f) The Credit Agreement is hereby further amended by adding the following subsections (i) and (j) to the definition of "Permitted Liens";

          "(i) Liens on the Collateral securing Indebtedness incurred pursuant to the Newco Loan Agreement, provided that such Liens are subordinated to the Liens of the Agent under the Credit Documents pursuant to the Intercreditor Agreement; and


      (j) Liens on the cash collateral securing the Letter of Credit."

      (g) The Credit Agreement is hereby further amended by deleting the definition of "Preferred Stock" in Section 1.1 and inserting in lieu thereof the following:

         "Preferred Stock" shall mean the Company's Series AA Preferred Stock."
          ---------------

     (h) The Credit Agreement is hereby further amended by deleting the definition of "Security Documents" from Section 1.1 and replacing it with the following:

          "Security Documents" shall mean, collectively, the Security
           ------------------
Agreements, the Existing Mortgages, the Mortgage Modifications required pursuant to Section 5.1, the Life Insurance Assignment, the Pledge Agreements and any other security documents executed and delivered to the Agent by the Company or any Permitted Subsidiary."

     (i) The Credit Agreement is hereby further amended by deleting the definition of "Share and Warrant Purchase Agreement" from Section 1.1 and inserting in lieu thereof the following:

         "Share and Warrant Purchase Agreement" shall mean one of the Share and
          ------------------------------------
Warrant Purchase Agreements of even date herewith with the Company and one or more Investors, pursuant to which the Company issued the Investor Warrants and an aggregate of 1,222,221 shares of its Preferred Stock."

     (j) The Credit Agreement is hereby further amended by deleting the definition of Warrant Agreement from Section 1.1 and inserting in lieu thereof the following:

         "Warrant Agreement" shall mean the Warrant Agreement dated December 30,
          -----------------
1994, as amended and restated as of May 8, 1996, and as further amended on January 31, 1997, among the Company, and Creditanstalt-Bankverein, pursuant to which the Company issued to Creditanstalt-Bankverein Warrants to purchase an aggregate of 216,000 shares of the Company's Class A Common Stock."

     (k) The Credit Agreement is hereby further amended by deleting the definition of "Wal-Mart Store" in Section 1.1 in its entirety.

     (l) The Credit Agreement is hereby further amended by deleting the definition of "Available Revolving Credit Commitment" from Section 2.1 and inserting in lieu thereof the following:

         "Available Revolving Credit Commitment" shall mean, on any date of
          -------------------------------------
determination thereof, the aggregate Revolving Credit Commitments in effect on such date minus (i) the aggregate outstanding principal amount of Revolving
          -----
Credit Loans on such date; and (ii) the undrawn stated amount of all Additional Letters of Credit."

     (m) The Credit Agreement is hereby further amended by deleting the definition of "Disposition" from Section 2.15 and inserting in lieu thereof the following:

         "Disposition" shall mean any sale, assignment, transfer or other
          -----------
disposition of any property (whether now owned or hereafter acquired) of the Company or any of its Subsidiaries other than (i) inventory in the ordinary course of business, (ii) the transfer, assignment, and contribution by the Company to the Trust pursuant to the Transfer Agreement of all of its right title and interest in and to the Intellectual Property (as defined in the Trust

Agreement) now owned or acquired in the future and (iii) the transfer by the Company to Newco pursuant to the Acquisition Agreement of the Worldwide Class Owner Certificate (as defined in the Acquisition Agreement)."

     (n) The Credit Agreement is hereby further amended by deleting the last sentence of Section 2.4 and inserting in lieu thereof the following:

         "2.4 BORROWINGS

         Except as provided in Section 2.17 or Section 2.18. hereof, the Company shall give the Agent (which shall promptly notify the Lenders) notice of each borrowing hereunder as provided in Section 3.5, which notice when given shall be irrevocable. Not later than 12:00 noon (Atlanta time) on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Agent, at the account of the Agent designated for receipt of such amounts (the "Agent's AccountAgent's Account"),
                                             ------------------------------
in immediately available funds, for the account of the Company. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in the Disbursement Account. "Disbursement Account" shall mean the account maintained by the Company with NationsBank, in Atlanta, Georgia, for the receipt of Loan proceeds, or such replacement account therefor as may be acceptable to the Agent."

     (o) The Credit Agreement is hereby further amended by deleting the definitions of "Applicable Margin", "Eurodollar Base Rate" and "Prime Rate" set forth in Section 2.5 and inserting in lieu thereof the following:

         "Applicable Margin" shall mean, (a) in the case of Base Rate Loans,
          -----------------
1.50% per annum, and (b) in the case of Eurodollar Rate Loans, 3.50% per annum. The foregoing to the contrary notwithstanding, upon the occurrence of an Event of Default and during its continuance, the Applicable Margin shall automatically increase to 3.00% per annum for Base Rate Loans and to 4.50% per annum for Eurodollar Rate Loans.

         "Eurodollar Base Rate" shall mean, when used with respect to an
          --------------------
Interest Period for a Eurodollar Rate Loan, the quotient of the offered rate quoted by Creditanstalt-Bankverein in the interbank Eurodollar market in New York City, New York or London, England on or about 11:00 a.m. (New York or London time, as the case may be) two Business Days prior to such Interest Period for U.S. dollar deposits of an aggregate amount comparable to the principal amount of the Eurodollar Rate Loan to which the Eurodollar Base Rate is to be applicable and for a period comparable to such Interest Period.

         "Prime Rate" shall mean the rate of interest announced by
          ----------
Creditanstalt-Bankverein from time to time at its principal office in Greenwich, Connecticut as its prime rate for domestic (United States) commercial loans. The Prime Rate is not necessarily intended to be the lowest rate of interest charged by Creditanstalt-Bankverein in connection with extensions of credit."

     (p) The Credit Agreement is hereby further amended by deleting Section 2.9 and inserting in lieu thereof the following:

          "2.9 FEES

          Unused Facility Fee.  The Company shall pay to the Agent for the
          -------------------
account of each Lender a commitment fee on the daily average unused amount of such Lender's Revolving Credit Commitment, for the period from and including the Closing Date to but not including the Maturity Date. Accrued commitment fees shall be payable quarterly in arrears on the first day of each April, July, October and January prior to the Maturity Date and on the earlier of the date the Commitments are terminated in full and the Maturity Date. Payments shall be computed in accordance with Section 3.3. Such fee shall accrue at the rate of 0.50% per annum. For purposes of calculating this fee, until such time as each Lender has purchased its portion of outstanding Additional Letters of Credit pursuant to Section 3.9 hereof, the stated and undrawn portion of all outstanding Additional Letters of Credit shall be considered amounts outstanding under the Revolving Credit Commitments of each Lender on a pro rata basis in accordance with their respective Commitments.

          Facility Fee.  The Company shall pay to the Agent for the account of
          ------------
each Lender a fee equal to 0.10% of the aggregate amount of Loans and unused Commitments outstanding on each anniversary of the Closing Date prior to the Maturity Date. Such fee shall be due and payable on or before the fifth day after each such anniversary."

     (q) The Credit Agreement is hereby further amended by deleting Section 2.16(b) in its entirety and inserting in lieu thereof the following:

          "(B) INTENTIONALLY OMITTED."

     (r) The Credit Agreement is hereby further amended by deleting Section 2.18 in its entirety and inserting in lieu thereof the following:

          "2.18     INTENTIONALLY OMITTED."

     (s) The Credit Agreement is hereby further amended by deleting Section 5.3 in its entirety and inserting in lieu thereof the following:

          "5.3  INTENTIONALLY OMITTED."

     (t) The Credit Agreement is hereby further amended by deleting Section 5.4 in its entirety and inserting in lieu thereof the following:

          "5.4 INTENTIONALLY OMITTED."

     (u) The Credit Agreement is hereby further amended by adding new subsection
(n) to Section 7.1 as follows:

          "(n) simultaneously with the delivery to Newco, copies of all financial statements and certificates delivered to Newco under Section 7.1 of the Newco Loan Agreement."

     (v) The Credit Agreement is hereby further amended by adding the following new sentence at the end of Section 7.4:

         "In the event of any termination or notice of non-payment by any insurer with respect to any policy or any lapse in the coverage thereunder, the Company shall cause such insurer to give prompt written notice to Johanna Connor, Senior Vice President, Creditanstalt-Bankverein, Two Greenwich Plaza, Greenwich, Connecticut 06830 (or such other address as to which the Agent may notify the Company in writing) of the occurrence of such termination, nonpayment or lapse."

     (w) The Credit Agreement is hereby further amended by adding the following new sentence at the end of Section 7.11:

         "In the event of the payment in full of RPI's obligations to Nationwide under the Nationwide Loan Agreement, or in the event that at any time the Company is no longer prohibited from granting the Agent a Lien on the real and personal property of RPI (the "RPI Property"), the Company shall deliver to the Agent, promptly after any such event (and in any event within 30 days thereafter), each of the following: (a) a guaranty from RPI substantially in the form of Exhibit D and a Security Agreement substantially in the form of Exhibit
        ------- -                                                       -------
C; (b) a Mortgage from RPI to the Agent, in form acceptable to the Agent and
-
granting the Agent a Lien on the RPI Property consisting of real estate which is senior to all other Liens thereon (other than any Lien of Nationwide); and
(c) such title commitments/policies, surveys, environmental reports and other documents with respect thereto as the Agent may reasonably require."

     (x) The Credit Agreement is hereby further amended by deleting subsection
(ii) of Section 8.1 and inserting in lieu thereof the following:

         "(ii) the acquisition of any business, assets, or Investments, except for purchases of inventory and supplies to be used in the ordinary course of business, investments permitted under Section 8.4, and Capital Expenditures not otherwise prohibited under Section 8.6;"

     (y) The Credit Agreement is hereby further amended by deleting subsection
(iv) of Section 8.3 and inserting in lieu thereof the following:

        "(iv) Indebtedness to Newco in an aggregate principal amount not to exceed $20,000,000 created under the Newco Loan Agreement and related documents which is subordinate to the Obligations pursuant to the Intercreditor Agreement;"

     (z) The Credit Agreement is further amended by adding new subsections (d),
(e) and (f) to Section 8.4 as follows:

         "(d) the ownership of the Worldwide Class Owner Certificate and the Georgia Class Owner Certificate (as such terms are defined in the Acquisition Agreement);

         (e) the ownership of the capital stock of Newco by the Company or its Subsidiaries; and

         (f) the Guarantee by Marthasville, Karalea and any other Permitted Subsidiary of the Company, of the Indebtedness to Newco created under the Newco Loan Agreement and related documents."

     (aa) The Credit Agreement is further amended by deleting Section 8.5 and inserting in lieu thereof the following:

          "8.5  RESTRICTED PAYMENTS AND RESTRICTED PURCHASES

          Directly or indirectly declare or make any Restricted Payment or Restricted Purchase; provided, however, that so long as no Event of Default then
                     --------  -------
exists and no

Default would be caused thereby, the Company may declare and pay with respect to its capital stock dividends payable in shares of capital stock of the Company (other than Redeemable Stock of the Company); provided, however, that nothing in
                                              --------  -------
this Section shall prevent the Company or any of its Subsidiaries from prepaying or redeeming Indebtedness in connection with any refinancing of such Indebtedness to the extent such refinancing is not prohibited by this Agreement.

          As used herein, the following terms shall have the following meanings set forth below.

          'Fleming' shall mean Fleming, as such term is defined in the
           -------
Stockholders' Agreement.

          'Stockholders' Agreement' shall mean the Amended and Restated
           -----------------------
Stockholders' Agreement dated as of January 31, 1997 among the Company, Blazer and Fleming, as the same shall exist on the date hereof.

          'Restricted Payment' shall mean (a) any direct or indirect
           ------------------
distribution, dividend or other payment on account of any capital stock or other equity securities of the Company or any of its Subsidiaries, other than dividends or other distributions to the Company by any of its Subsidiaries or, in the case of an indirect Subsidiary of the Company, to its parent that is also a Subsidiary of the Company or (b) any prepayment, redemption or sinking fund in respect of principal, premium, or interest on Indebtedness of the Company or any of its Subsidiaries other than (i) Indebtedness arising hereunder or (ii) Indebtedness arising under the Newco Loan Agreement and related documents which may then be prepaid or redeemed in accordance with the terms of the Intercreditor Agreement.

          'Restricted Purchase' shall mean any payment on account of the
           -------------------
purchase, redemption or other acquisition or retirement for value (other than that in accordance with scheduled payments of principal) of (a) any shares of capital stock or other equity securities of the Company, or (b) any Indebtedness of the Company or any of its Subsidiaries other than (i) Indebtedness arising hereunder or (ii) Indebtedness arising under the Newco Loan Agreement and related documents which may then be purchased, redeemed, acquired or retired in accordance with the terms of the Intercreditor Agreement.

          'Redeemable Stock' shall mean any capital stock that by its terms (or
           ----------------
by the terms of any security into which it is convertible or for which it is exchangeable or any other agreement) or upon the happening of any event matures or is or will become mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of holder thereof, in whole or in part, or is exchangeable for or convertible into a security of a Person other than the issuer of such capital stock or into Indebtedness."

     (bb) The Credit Agreement is further amended by deleting subsections
(a) and (b) of Section 8.6 in their entirety, and relettering subsection (c) of
Section 8.6 as subsection (a).

     (cc) The Credit Agreement is hereby further amended by deleting
Section 8.7 in its entirety and inserting in lieu thereof the following:

          "8.7  EXECUTION AND MODIFICATIONS OF CERTAIN DOCUMENTS

          Amend its certificate of incorporation or by-laws in a manner adverse to the Lenders; or amend, modify, cancel, terminate, waive any default under or breach of, in any manner whatsoever, any Material Contract other than in the ordinary course of business; or enter into any new agreement that is inconsistent with the obligations of the Company or any Subsidiary under any Credit Document. Notwithstanding the foregoing, the Company will not amend the Stockholders' Agreement, the Lease, the Newco Loan Agreement or the Nationwide Loan Agreement without the consent of the Required Lenders; provided, that, no such consent shall be required for any amendment of the Newco Loan Agreement if such amendment (a) would not increase the collateral or principal indebtedness subject to the Newco Loan Agreement or increase the rate of interest payable thereon, (b) would not shorten the maturity of any scheduled payment under the Newco Loan Agreement, (c) would not grant any lien on or security interest in any asset of Borrower or its Affiliates, as security for the Indebtedness under the Newco Loan Agreement, in which the Agent does not have a lien or security interest, and (d) would not otherwise be adverse to the Lenders."

     (dd) The Credit Agreement is further amended by adding new subsections (i),
(j), (k) and (l) to Section 8.8 as follows:

          "(i) the Company may issue shares of its Series B Preferred Stock upon exercise of the Option set forth in the Newco Loan Agreement and subject to the adjustment as provided therein;

          (j) the Company may issue shares of its Class A Common Stock to Newco, or its successors or assigns, upon conversion of shares of its Series B Preferred Stock in accordance with the provisions for conversion contained in its articles of incorporation;

          (k) the Company may issue shares of its Class A Common Stock upon exercise of the Newco Warrant; and

          (l)  the Company may consummate the Preferred Exchange."

     (ee) The Credit Agreement is hereby further amended to delete Section
8.12 in its entirety and inserting in lieu thereof the following:

          "8.12  TRANSACTIONS WITH AFFILIATES

          Except for the transactions described in Schedule 6.22 and those transactions contemplated pursuant to the Trust Agreement, enter into any transaction or series of transactions, whether or not related or in the ordinary course of business, with any Affiliate of the Company, other than pursuant to the reasonable requirements of the Company's or such Subsidiary's business and either (i) on terms and conditions no less favorable to the Company than would be obtainable by the Company at the time in a comparable arm's-length transaction with a Person not an Affiliate of the Company, or (ii) if such transaction or series of transactions involves the payment or receipt of not more than $1,000,000 in the aggregate, after approval by a majority of the disinterested members of the Board of Directors of the Company as being in the best interest of the Company taking into account all facts and circumstances.

     (ff) The Credit Agreement is hereby further amended by adding the following new Section 8.17:

          "8.17  OPERATING LEASES

     Enter into any lease which would cause the annual Operating Lease Obligations of the Company and its Subsidiaries to exceed $2,000,000 with respect to personal property leases entered into after the date of the Ninth Amendment."

     (gg) The Credit Agreement is hereby further amended by deleting Section 9.2 in its entirety and inserting in lieu thereof the following:

          "9.2 INTENTIONALLY OMITTED"

     (hh) The Credit Agreement is hereby further amended by deleting Section 9.3 in its entirety and inserting in lieu thereof the following:

          "9.3 INTEREST COVERAGE RATIO

          Cause the Interest Coverage Ratio for each period of four consecutive fiscal quarters ending at the end of each of the following fiscal quarters to be at least equal to the following respective ratios:

          FISCAL QUARTERS                                 RATIO
          ---------------                               ---------

          Each fiscal quarter of fiscal year 1998       1.50:1.00

          Each fiscal quarter of fiscal year 1999       1.75:1.00

          Each fiscal quarter thereafter through the    2.00:1.00
          Maturity Date

The term 'Interest Coverage Ratio' shall mean, for any period, the ratio of EBITDA of the Company and its Subsidiaries for such period to Interest Expense of the Company and its Subsidiaries, for such period, in each case determined on a consolidated basis."

     (ii) The Credit Agreement is hereby further amended by deleting Section 9.4 in its entirety and inserting in lieu thereof the following:

          "9.4  MAINTENANCE OF TANGIBLE NET WORTH

          Cause the Tangible Net Worth of the Company and its Subsidiaries at all times to be at least equal to $30,000,000."

     (jj) The Credit Agreement is hereby further amended by deleting the definition of "Tangible Net Worth" from Section 9.7 and inserting in lieu thereof the following:

          "Tangible Net Worth" shall mean, as applied to any Person, the Net
           ------------------
Worth of such Person at the time in question, after (a) deducting therefrom the amount of all intangible items reflected therein, including all intangible expansion costs, all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, good will, patents, trademarks, service marks, trade names, copyrights, unamortized excess cost of investment in Subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP, and (b) adding thereto (i) the outstanding principal balance from time to time of the Refinancing Loan (as defined in the Newco Loan Agreement) made to the Company on the date of the Ninth Amendment under the Newco Loan Agreement and related agreements (provided such Indebtedness is subject to the terms of the Intercreditor Agreement), and (ii) to the extent not included in the calculation of Net Worth, all capital attributable to the issued and outstanding shares of the preferred stock of the Company.

     (kk) The Credit Agreement is hereby further amended by adding the following new subsection (c) to Section 10.14:

          "(c) There shall occur a Public Market Event. 'Public Market Event'
                                                         -------------------
shall mean any program of acquisition by the Company of its own Class A Common Stock, initiation of a corporate reorganization, recapitalization, or undertaking, a consolidation or merger or authorizing, consenting to, or taking any action which would have the effect of:

          (i) removing the Company from registration with the Securities and Exchange Commission under the Securities Exchange Act with respect to the Company's Class A Common Stock,

          (ii) requiring the Company to make a filing under Section 13(e) of the Securities Exchange Act,

          (iii) reducing substantially or eliminating the public market for shares of Class A Common Stock of the Company,

          (iv) causing a delisting of the Company's Class A Common Stock as a National market Security on The NASDAQ Stock market (unless such stock is delisted as a result of being listed on a national securities exchange), or

          (v) if any shares of the Company's Class A Common Stock are at any time listed on a national securities exchange, causing a delisting of such stock from such exchange."

     (ll) The Credit Agreement is hereby further amended by adding the following new Section 11.13:

          "11.13 RIGHTS REGARDING CERTAIN AMENDMENTS

          Notwithstanding anything contained herein to the contrary, each of the Lenders agrees that, in the event the Agent receives a notice from Newco pursuant to Section 13(b) of the Intercreditor Agreement, the Agent may, without the consent of any of the Lenders, void any amendment to this Agreement (or any portion of such amendment) which contravenes, or which Newco alleges as contravening, the restrictions set forth in said Section 13(b)."

     (mm) The Credit Agreement is hereby further amended by deleting the address for notices to the Agent set forth in Section 12.2 and inserting in lieu thereof the following:

          Creditanstalt-Bankverein
          Two Greenwich Plaza
          Greenwich, Connecticut  06830
          Attn.: Lisa Bruno
          Facsimile: (203) 851-1234

          with copies to:

          Creditanstalt-Bankverein
          2 Ravinia Drive
          Suite 1680
          Atlanta, Georgia 30346
          Attn.:  Robert M. Biringer
                  Joseph P. Longosz
          Facsimile:  (770) 390-1851

           and

          Troutman Sanders LLP
          600 Peachtree Street, N.E.
          Suite 5200
          Atlanta, Georgia  30308-2216
          Attn.:         Hazen H. Dempster
          Facsimile:  (404) 885-3900

     (nn) The Credit Agreement is hereby further amended by deleting
Schedule I attached thereto and inserting in lieu thereof the Schedule I attached hereto.

     Section 3.    Representations.  The Company further represents that:
                   ---------------

          (a) Authorization.  Each of the Company, Karalea and Marthasville (the
              -------------
"Loan Parties") has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment (in the case of the Company) and each of the other documents and agreements contemplated hereby to which it is a party (together with this Amendment, the "Amendment Documents"), and to perform its obligations under the Credit Documents to which it is a party, as amended by the Amendment Documents, in accordance with their respective terms. Each of the Amendment Documents has been duly executed and delivered by the duly authorized officers of the applicable Loan Parties, and each of the Amendment Documents and the Credit Documents, as amended by the Amendment Documents, is a legal, valid and binding obligation of the Loan Parties party thereto enforceable against the Loan Parties in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights.

          (b) Compliance of Loan Documents with Laws, etc.  The execution and
              -------------------------------------------
delivery of the Amendment Documents, and the performance of the Credit Documents, as amended by the Amendment Documents, in accordance with their respective terms, and the borrowings thereunder, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any approval from any Governmental Agency or violate any applicable law relating to the Company or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation or by-laws of the Company or any other Loan Party, or any indenture, agreement or other instrument to which the Company or any other Loan Party is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Company or any other Loan Party other than in favor of the Agent.

          (c) No Default.  No Default or Event of Defaults exists as of the date
              ----------
hereof and, after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default will occur or exist.

          Section 4.  Reaffirmation.  The Company hereby reaffirms all
                      -------------
representations and warranties made by the Company to the Lenders and the Agent in the Credit Agreement on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

          Section 5.  Conditions Precedent.  It is a condition precedent
                      --------------------
to the effectiveness of this Amendment and each of the consents, waivers and amendments set forth herein that the Company deliver to the Agent each of the following, each of which shall be satisfactory in form and substance to the
Agent:

          (a) a fully-executed copy of this Amendment;

          (b) a fully-executed copy of a Revolving Credit Note payable to the order of Creditanstalt-Bankverein in the amount of $12,000,000;

          (c) a fully-executed copy of the Intercreditor Agreement;

          (d) a fully-executed copy of an assignment of License Agreement dated of even date herewith between the Company and the Trust;

          (e) a fully-executed copy of amendments to all existing Mortgages for the Obligations, reflecting the amendments set forth herein, together with appropriate title endorsements with respect thereto;

          (f) a fully-executed Pledge Agreement executed by the Company in favor of the Agent for the benefit of the Lenders, pledging the stock/beneficial interest of Karalea, Marthasville, Newco and the Trust owned by the Company, together with all stock and ownership certificates subject thereto accompanied by duly executed blank stock or transfer powers;

          (g) a signed opinion of counsel to the Company, Karalea and Marthasville with respect to such matters as the Agent may request;

          (h) a certificate executed by the chief executive officer and the chief financial officer of the Company, stating that (a) on such date, and after giving effect to the transactions contemplated by this Amendment, no Default or Event of Default has occurred and is continuing; (b) no material adverse change in the financial condition or operations of the business of the Company or any of its Subsidiaries or the projected cash flow of the Company and its Subsidiaries has occurred; and (c) the representations and warranties set forth in Sections 3 and 4 hereof are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date;

          (i) copies of all consents, approvals, authorizations, registrations or filings required to be made or obtained by the Company and its Subsidiaries in connection with the execution and delivery of this Amendment and the consummation of the transactions contemplated hereby or thereby;

          (j) copies certified by the Secretaries of the Company, Karalea and Marthasville of all corporate or other necessary action taken by the Company, Karalea and Marthasville to authorize the execution, delivery and performance of the transactions contemplated by this Amendment;

          (k) copies of the articles of incorporation (certified as of a recent date by the Secretary of State of Georgia) and bylaws (certified by the Secretaries of the Company, Karalea and Marthasville) of the Company, Karalea and Marthasville as in effect on the date hereof;

          (l) certificates of incumbency and specimen signatures with respect to each of the officers of the Company, Karalea and Marthasville who are authorized to execute and deliver all documents contemplated by this Amendment;

          (m) certificates evidencing the good standing of the Company, Karalea and Marthasville in Georgia;

          (n) a fully executed Amendment to Warrant Agreement;

          (o) assignment by NationsBank to Creditanstalt of Warrants dated December 30, 1994 and exercisable for 72,000 aggregate shares of the Company's Class A Common Stock, as such number is subject to adjustment as set forth therein, at an exercise price of $3.00 per share;

          (p) fully executed copies of the following documents, each in form acceptable to the Agent:

              (i)    Certificate of Designation for Series AA Preferred Stock;
              (ii)   Preferred Stock Exchange Agreement;
              (iii)  Amended and Restated Stockholders Agreement;
              (iv)   Amendment to Warrant Certificate (Fleming);
              (v)    Amendment to Registration Rights Agreement;
              (vi)   Transaction Agreement;
              (vii)  Newco Loan Agreement;
              (viii) Trust Agreement;
              (ix)   Transfer Agreement;
              (x)    Acquisition Agreement; and
              (xi) Such opinion letters (or copies thereof permitting the Agent to rely thereon) delivered in connection with the documents listed in this clause (p);

     (q) evidence of (i) the Company's receipt of $12,000,000 in loan proceeds from Newco as the initial advance under the Newco Loan Agreement and a $3,000,000 payment from Newco as consideration for the consummation of the transactions contemplated by the Intellectual Property Transactions and the Newco Warrant Transactions, (ii) the application of such proceeds and payment to the payment in full of all Obligations owing to NationsBank, (iii) the resignation of NationsBank as Agent and the appointment of Creditanstalt-Bankverein as successor Agent, and (iv) Newco's minimum capitalization of $20,000,000; and

     (r) such other documents or instruments as a Lender or the Agent may request.

     Section 6.     References to the Credit Agreement and the Other Credit
                    -------------------------------------------------------
Documents.  Each reference to the Credit Agreement and any of the Credit
---------
Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment, and as each may from time to time be further amended, supplemented, restated or otherwise modified in the future by one or more other written amendments or supplemental or modification agreements entered into pursuant to the applicable provisions of the Credit Agreement.

     Section 7.     References to the Warrant Agreement.  Each reference to the
                    -----------------------------------
Warrant Agreement shall be deemed to be a reference to the Warrant Agreement as amended by this Amendment, and as it may from time to time be further amended, supplemented, restated or otherwise modified in the future by one or more other written amendments or supplemental or modification agreements entered into pursuant to the applicable provisions of the Warrant Agreement.

     Section 8.     Expenses.  Pursuant to Section 12.3 of the Credit Agreement,
                    --------
the Company shall reimburse the Agent and the Lenders upon demand for all costs and expenses (including attorneys' fees) incurred by the Agent or the Lenders in the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

     Section 9.     Benefits.  This Agreement shall be binding upon and shall
                    --------
inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 10.    GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
                    -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

     Section 11.    Effect.  Except as expressly herein amended, the terms and
                    ------
conditions of the Credit Agreement and the other Credit Documents, the Warrant Agreement, and the Warrants shall remain in full force and effect.

     Section 12.    Counterparts.  This Amendment may be executed in any number
                    ------------
of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

     Section 13.    Definitions.  All terms defined in the Credit Agreement
                    -----------
which are used herein shall have the meanings defined in the Credit Agreement, unless specifically defined otherwise herein.

     Section 14.    Further Assurances.  The Company agrees to take such
                    ------------------
additional acts and execute such additional documents and agreements as the Agent and the Lenders may reasonably request in order to evidence the amendments contained herein and contemplated hereby.



                      (Signatures begin on following page)

     IN WITNESS WHEREOF, the parties hereto have set forth their hands in one of more counterparts as of the 31st day of January, 1997.

                              HARRY'S FARMERS MARKET, INC.

                              By: /s/ Harry A. Blazer
                                 ----------------------------------
                              Name:  Harry A. Blazer
                                   --------------------------------
                              Title: President
                                    -------------------------------


                              Attest: /s/ Barbara N. Worrell
                                     -----------------------------
                              Name: Barbara N. Worrell
                                   -------------------------------
                              Title: Assistant Secretary
                                    ------------------------------


                              [CORPORATE SEAL]


                              CREDITANSTALT-BANKVEREIN, as Lender and Agent

                              By: /s/ Robert M. Biringer
                                 ----------------------------------
                              Name: Robert M. Biringer
                                   --------------------------------
                              Title:   Executive Vice-President
                                    -------------------------------


                              By: /s/
                                 ----------------------------------
                              Name:
                                   --------------------------------
                              Title: Vice President
                                    -------------------------------

                                   SCHEDULE I



Creditanstalt-Bankverein
------------------------

Revolving Credit Commitment..................$12,000,000

                 ACKNOWLEDGEMENT AND CONSENT OF THE GUARANTORS


          Each of Marthasville Trading Company and Karalea, Inc. (collectively, the "Guarantors") hereby consents to the execution and delivery of the foregoing Consent and Ninth Amendment to Amended and Restated Credit Agreement (the "Amendment") and each of the documents and agreements contemplated thereby (the "Amendment Documents"), and to the performance by the Company of all of its agreements and obligations under the Amendment and the Amendment Documents (as defined in the Amendment). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement. Each of the Guarantors further affirms that neither the Amendment (nor Amendment Documents) nor the performance of the Credit Agreement and the other Credit Documents, as amended to date, shall limit, restrict extinguish or otherwise impair its liability to the Agent or the Lenders pursuant to its respective Guaranty or Security Agreement, whether such obligations are now existing or hereafter arise. Each Guarantor acknowledges that all of the terms and conditions contained in such Guarantor's respective Guaranty and Security Agreement shall continue in full force and effect.

                              Dated as of the 31st day of January, 1997.


                              MARTHASVILLE TRADING COMPANY


                              By: /s/ Harry A. Blazer
                                 ----------------------------------
                              Name:  Harry A. Blazer
                                   --------------------------------
                              Title: President
                                    -------------------------------



                              KARALEA, INC.


                              By: /s/ Harry A. Blazer
                                 ----------------------------------
                              Name:  Harry A. Blazer
                                   --------------------------------
                              Title: President
                                    -------------------------------